UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2023
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On June 21, 2023, Illumina, Inc. (the “Company”) commenced a headcount reduction as part of a multiyear plan to realign its operating expenses while maintaining focus on its innovation roadmap and sustainable long-term growth. The Company expects further headcount reduction in the third quarter, intends to reduce its global real estate footprint and associated costs, and is taking other meaningful actions to reduce its expense base. The Company has committed to reduce its annualized run rate expenses by more than $100 million in 2023.
The Company estimates that it will incur aggregate charges of approximately $25 - $35 million in connection with the reduction in force commenced on June 21, 2023, and additional reductions this year. The Company expects that the majority of these charges will be incurred in the second quarter of 2023 and substantially all of these charges will have been incurred by the end of 2023. The Company estimates that substantially all of these charges will result in cash expenditures relating to severance payments, employee benefits and associated costs.
In addition, on June 22, 2023, the Company determined to proceed with a plan to reduce its global real estate footprint by exiting its i3 campus in San Diego, California, and evaluating its options with respect to its campus in Foster City, California. The Company carries assets on its balance sheet related to these campuses valued at approximately $60 million and $186 million, respectively. The Company expects to incur charges in connection with exiting the i3 campus and a portion of the Foster City campus, but currently is not able to provide an estimate of the timing or amount of charges or the potential cash outlay it may incur in connection with these events. The Company will file an amendment to this Current Report on Form 8-K, as necessary, when such costs become estimable.
These charges will be excluded from non-GAAP financial metrics.
Use of forward-looking statements
This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) our ability to successfully implement in a timely manner cost reduction plans and (ii) the possibility that costs associated with our cost reduction plans are greater than we anticipate, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	June 26, 2023	By:	/s/ Joydeep Goswami
			Name:	Joydeep Goswami
			Title:	Chief Financial Officer, Chief Strategy and Corporate Development Officer